UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  January 13, 2010

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 13, 2010, Eide Bailly LLP (“Eide Bailly”) resigned as Life Partners Holdings, Inc.’s (“we” or “Life Partners”) independent registered public accounting firm.

Eide Bailly expressed an unqualified opinion on our consolidated financial statements for the year ended February 28, 2009.  We engaged Eide Bailly as of August 1, 2008, when Eide Bailly acquired the practice of Murrell, Hall, McIntosh & Co. PLLP (“MHM”), which had been our independent registered public accounting firm, which audited our consolidated financial statements for the year ended February 28, 2008, and which expressed an unqualified opinion on such statements.  During the two most recent fiscal years and interim period preceding Eide Bailly’s resignation, there were no disagreements with either Eide Bailly or MHM as defined under Item 304(a)(1)(iv) of Regulation S-K and no reportable events with either firm as defined under Item 304(a)(1)(v) of Regulation S-K.  While not a reportable event, our report on internal controls and Eide Bailly’s opinion on internal controls include information related to material weaknesses in our internal controls, which are included in our Form 10-K for the year ended February 28, 2009.

We provided Eide Bailly with a copy of this Current Report on Form 8-K and requested that Eide Bailly furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  A copy of Eide Bailly’s letter dated January 18, 2010, is attached herewith as Exhibit 16.1.

On January 18, 2010, we issued a press release announcing Eide Bailly’s resignation, which is furnished as an exhibit and is posted on our website (www.lphi.com).  The information in this Form 8-K in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Eide Bailly LLP dated January 18, 2010.

99.1	Press release dated January 18, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 18, 2010
Life Partners Holdings, Inc.

By: /s/ David M. Martin
David M. Martin
Principal Financial Officer

EXHIBIT INDEX

Number	Description	Page

16.1	Letter from Eide Bailly LLP dated January 18, 2010	5

99.1	Press release dated January 18, 2010	6